Exhibit 10.9

AMENDMENT NUMBER THREE to be attached to and form a part of the Lease (which together with any amendments, modifications and extensions hereto are hereinafter called the Lease), made the 18th day of February, 1992:

Between:	Spieker Properties, L.P., a California Limited Partnership (Successor in interest to Spieker-Singleton #87, A Limited Partnership)

As Landlord

And:	Metabolex, Inc., a Delaware Corporation

As Tenant

Covering the Premises known as:	3872-3876 Bay Center Place Hayward, California

The Lease is hereby amended on condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease, including the following which hereby serve to amend the Lease:

1.	Term:	Effective July 1, 1998, the lease term shall be extended an additional five (5) years, and shall expire on June 30, 2003.

2.	Premises:	The Premises shall be expanded to include an additional 22,310 square feet, more commonly known as 3860 and 3868 Bay Center Place (“Expansion Premises”), Collectively, the existing premises (“Existing Premises”), known as 3872 Bay Center Place, and the Expansion Premises will total approximately 35,172 square feet and shall be referred to as the Premises (see attached Exhibit “A”).

3.	Base Rent:	Effective July 1, 1998, Base Rent for the Existing Premises and Expansion Premises is provided below:

			Existing Premises	Expansion Premises
		Months 1 - 12	$11,576 per month	$12,047 per month
		Months 13 - 24	$11,833 per month	$12,494 per month
		Months 25 - 36	$12,090 per month	$12,940 per month
		Months 37 - 48	$12,348 per month	$13,386 per month
		Months 49 - 60	$12,605 per month	$13,832 per month

4.	Estimated Basic Operating Cost:	Monthly first year Estimated Basic Operating Cost of $4,924 ($.14/sf/mo.)

5.	Tenant Improvements:

Landlord, at its sole cost and expense, will provide a tenant improvement allowance of $45,000 for Tenant’s refurbishment (the “Refurbishment”) of the Expansion Premises, The Refurbishment shall reasonably conform to the approved space plan, attached as Exhibit “B”. Subject to Paragraph 12 of Tenant’s original Lease, Tenant will not be required to restore the Premises upon expiration of the Lease.

6.	Occupancy Density:	The occupancy density for the Premises shall increase from fifty (50) to one hundred (100) people.

7.	Parking:	Tenant shall be entitled to Tenant’s Proportionate Share of the parking spaces for the Building.

8.	Security Deposit:	The Security Deposit for the Premises shall increase from twelve thousand ($12,000) dollars to twenty eight thousand ($28,000) dollars.

9.	Warranty:	Landlord shall warrant the Expansion Premises, including but not limited to the HVAC, electrical and plumbing systems, for a period of thirty (30) days following the Tenant’s occupancy of the Expansion Premises, provided any malfunction is not due to Tenant’s failure to comply with the Lease and/or due to Tenant’s failure to properly maintain the Expansion Premises.

10.	Tenant’s Proportionate Share:	84.55% of Building 27.33% of Project

11.	Prior Right of Refusal:

Provided Tenant is not, and has not been, in default of any terms or conditions under the Lease, Tenant shall have a prior right of refusal to lease any or all vacant space adjacent to the Premises, such space more commonly known as 3880 Bay Center Place. Upon notification by Landlord either orally or in writing of the availability of space, Tenant shall have five (5) days to notify Landlord of Tenant’s desire to exercise Tenant’s prior right of refusal on the terms and conditions offered by Landlord. In the event Tenant fails to give Landlord notice of Tenant’s election to lease the adjoining space within the time period, Tenant shall have no further right, title or interest in the adjacent space and the prior right of refusal shall terminate. If, on the other hand, Tenant exercises its prior right of refusal in the manner prescribed. Tenant shall immediately deliver to Landlord payment for the first month’s rent for the adjacent space (in the same manner as provided for in the Lease), and the lease for the adjacent space shall be consummated without delay in accordance with the terms and conditions set forth in the lease offer.

12.	Renewal Option:

Provided Tenant is not, and has not been, in default of its obligations under the Lease, Tenant shall have an option to release the premises in “as is” condition for a term of three (3) years at fair market rent for space with a comparably equipped lab. In no event will the monthly rental be less than the rental for the last month of the previous term. Tenant shall give Landlord written notice of its intent to exercise its option at least one hundred eighty (180) days prior to the expiration of the current lease term.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Amendment this 27 day of May 1998.

“LANDLORD”

SPIEKER PROPERTIES, L.P. A CALIFORNIA LIMITED PARTNERSHIP

By:	Spieker Properties, Inc. a Maryland Corporation

Its:	General Partner

BY:	/s/ Peter H. Schnugg
Peter H. Schnugg
Senior Vice President

“TENANT”

METABOLEX, INC. A DELAWARE CORPORATION

By:	/s/ David Pritchard

Its:	Vice President & CFO

Print Name:	David Pritchard

Date:	May 6, 1998